As filed with the Securities and Exchange Commission on July 1, 2024

Registration No. 333-277464

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1

to

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BYND CANNASOFT ENTERPRISES INC.

(Exact name of registrant as specified in its charter)

British Columbia	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7000 Akko Road Kiryat Motzkin Israel	Puglisi & Associates 850 Library Ave., Suite 204 Newark, Delaware 19711 Telephone: (302) 738-6680
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Louis A. Brilleman, Esq. 1140 Avenue of the Americas, 9th Floor New York, NY 10036 Tel: (212) 537-5852	Kari Richardson, Esq. Owen Bird Law Corporation 2900 – 733 Seymour St., P.O.B 1, Vancouver, B.C. V6B 0S6 Canada Tel: (604) 688-0401

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 1 to Post-Effective Amendment No. 1, or this Post-Effective Amendment, to the Registration Statement on Form F-1 (File No. 333-277464), or the Registration Statement, is being filed to update and supplement information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission, or the SEC, on March 11, 2024. The Registration Statement covered an offering, or the Offering, of 16,166,667 Units (85,088 units post reverse split), or Units, each consisting of one Common Share, or Common Shares, one Series A Warrant to purchase one Common Share, or A Warrant, and two Series B Warrants each to purchase one Common Share, or B Warrants, 100,500,000 Pre-Funded Units (528,947 Pre-Funded units post reverse split) each consisting of one Pre-Funded Warrant to purchase one Common Share, one A Warrant to purchase one Common Share and two B Warrants each to purchase one Common Share, in a firm commitment underwritten offering, at a public offering price of $0.06 per Unit. The Registration Statement also included 17,500,000 Common Shares (92,105 common shares post reverse split) and/or Pre-funded Warrants Units, and/or up to an additional 17,500,000 A Warrants (92,105 A Warrants post reverse split), and/or up to an additional 35,000,000 B Warrants (184,211 B Warrants post reverse split) to cover the over-allotment option granted to the underwriter in the offering. The A Warrants and the B Warrants are herein collectively referred to as the Warrants. We refer to the Common Shares, the Warrants, and the Common Shares issued or issuable upon exercise of the Warrants, collectively, as the Securities.

This Amendment No. 1 to Post-Effective Amendment is being filed to (i) update certain financial information contained in the Registration Statement, and (ii) cover the sale of Common Shares issuable from time to time upon exercise of such Warrants that remain unexercised as of the date hereof, and include an updated prospectus related to the offering of Common Shares and Common Shares underlying the Warrants that were registered on the Registration Statement.

On March 22, 2024, the Company effectuated a 1:190 reverse stock split, or Reverse Stock Split. As a result of the Reverse Stock Split, all Common Share amounts set forth herein have been adjusted accordingly.

The volume weighted average price for the Common Shares for the period commencing five trading days prior to the date of the Reverse Stock Split and ending five trading days thereafter was less than the exercise price of $17.1 for the A Warrants and $19.38 for the B Warrants. Accordingly, effective after the closing of trading on April 1, 2024, the Warrants were adjusted pursuant to their terms, to adjust the exercise price of the A Warrants to $1.3643 and the B Warrants to $1.3643, respectively.

The information included in this filing updates the Registration Statement and the prospectus contained therein, or the Prospectus. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JULY 1, 2024

BYND CANNASOFT ENTERPRISES INC.

This prospectus relates to the issuance of up to 19,934,039 common shares, no par value per share, or Common Shares, of BYND Cannasoft Enterprises Inc., a British Columbia company, or the Company, we or us, upon the exercise of the following warrants, issued by us on March 14, 2024, as part of an underwritten public offering, or the Offering: (i) Series A Warrants, or the Series A Warrants, to purchase up to 45,235 Common Shares (including Series A Warrants to purchase up to 3,476,504 Common Shares issued following the partial exercise of the over-allotment option granted to Aegis Capital Corp., or the Underwriter, in connection with the Offering), which were exercisable at an initial exercise price of $17.10 per Common Share (and an exercise price of $1.3643 following the Exercise Price Adjustment, as defined below), and were exercisable immediately upon issuance and expire on September 14, 2026, and (ii) Series B Warrants, or the Series B Warrants, to purchase up to 19,888,804 Common Shares, which are exercisable at an exercise price of $1.3643 per Common Share, that became exercisable beginning on March 12, 2024, and will expire on March 14, 2029.

We refer to the Series A Warrants and the Series B Warrants, collectively, as the Warrants. We refer to the Common Shares, the Warrants and the Common Shares issued or issuable upon exercise of the Warrants, collectively, as the Securities. See “Description of the Securities We Are Offering” for more information.

Our Common Shares are traded on the Nasdaq Capital Market under the symbol “BCAN.” On June 28, 2024, the last reported sale price of our Common Shares on the Nasdaq was US$0.622 per Common Share.

On March 22, 2024, we effectuated a 1:190 reverse stock split, or Reverse Split, of all issued and outstanding Common Shares. This affects, among other things, the number of Common Shares that is issuable upon exercise of the Warrants. Accordingly, unless otherwise indicated, all amounts of Common Shares set forth in this prospectus have been adjusted for the Reverse Split.

The volume weighted average price for the Common Shares for the period commencing five trading days prior to the date of the Reverse Stock Split and ending five trading days thereafter was less than the exercise price of $17.10 for the A Warrants and $19.38 for the B Warrants. Accordingly, effective after the closing of trading on April 1, 2024, the Warrants were adjusted pursuant to their terms, to adjust the exercise price of the A Warrants to $1.3643 and the B Warrants to $1.3643, respectively, or the Exercise Price Adjustment.

We are both an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (or the JOBS Act), and a “foreign private issuer,” as defined under the U.S. federal securities law and are subject to reduced public company reporting requirements. See “Prospectus Summary – Implications of Being an Emerging Growth Company and Foreign Private Issuer” for additional information.

These securities are not qualified for sale in Canada and may not be offered and sold in Canada, directly or indirectly, on behalf of the Company.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission (or the SEC) nor the Canadian Securities Exchange, nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 1, 2024.

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with information that is different. We are offering to sell our securities, and seeking offers to buy our securities, only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

For purposes of Canadian law only, the purchase of the securities offered hereunder will be deemed to constitute a representation and warranty that the purchaser is purchasing the securities with investment intent and not with a view to distribution in Canada.

i

In this prospectus, “we,” “us,” “our,” the “Company” and “BYND” refer to BYND Cannasoft Enterprises Inc.

We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information.

Our reporting currency and functional currency is the Canadian Dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “CAD” or “CAD$” are to Canadian Dollars. Our financial statements are denominated in CAD and presented in CAD. Amounts denominated in United States Dollars are stated as “$”, “USD” or “US$”.

The following table sets forth the average rate of exchange for the United States dollar, expressed in Canadian dollars in for the periods indicated, based on the noon rate of exchange as reported by the Bank of Canada for conversion of United States dollars into Canadian dollars.

On December 31, 2023, the exchange rate was US$1.00 = CAD$1.3226.

Canada Dollar per U.S. Dollar Noon Buying Rate

Year Ended	Average
December 31, 2023	1.3497
December 31, 2022	1.3013
December 31, 2021	1.2535
December 31, 2020	1.3269

Most recent six months	Average
June 30, 2024	1.3707
May 31, 2024	1.3670
April 30, 2024	1.3674
March 31, 2024	1.3539
February 29, 2024	1.3501
January 31, 2024	1.3425

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our Common Shares, you should read this entire prospectus carefully, including the sections of this prospectus entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus. Unless the context otherwise requires, references in this prospectus to the “company,” “BYND,” “we,” “us,” “our” and other similar designations refer to BYND Cannasoft Enterprises Inc.

Business Overview

The Company through its subsidiaries (i) develops, markets and sells a proprietary client relationship management, or CRM, software known as “Benefit CRM” and its new “Cannabis CRM” platform, (ii) develops the EZ-G device, a unique, patent-pending device that, combined with proprietary software, regulates the flow of low-concentration CBD oils into the soft tissues of the female sexual organs, and (iii) received a medical cannabis contactless business license on February 5, 2023 which allows the company to engage in the medical cannabis industry for the purpose of trading and brokering transactions in Israel, importing from abroad, and purchasing and selling cannabis without touching the substance. This Contacless license is valid for one year that ended on February 5, 2024, the Company will make a decision regarding the submission of a new application of that license for an additional year.

All of the Company’s business operations are currently located in Israel. All of its revenues are generated in that country.

CRM Software Business

BYND—Beyond Solutions Ltd. (Israel), our wholly owned subsidiary (“BYND Israel”), has developed the Benefit CRM Software. The Benefit CRM Software enables small and medium-sized businesses to optimize their day-to-day activities such as sales management, personnel management, marketing, call center activities and asset management. The Benefit CRM Software streamlines the business operations of BYND Israel’s clients, enabling them to devote most of their efforts and attention to business development aimed at ensuring the future of their respective organizations.

Medical Cannabis Business

BYND Israel, through its subsidiary, Cannasoft Pharma, if it decides to reapply for a new contactless license and receives it, will activate the medical cannabis contactless business license. BYND Israel’s original goal was to leverage the construction and operation of the Cannabis Farm to assist in the development of its New Cannabis CRM Platform, a new CRM software platform designed to serve the unique needs of the medical cannabis sector. By using data generated by the operation of the Cannabis Farm, including data relating to the growing, harvesting and selling of medical cannabis, BYND Israel will be able to optimize its New Cannabis CRM platform to offer stakeholders a resource which will enhance their businesses. The Company’s original plan was to do it either by building a Cannabis Farm if the Cannabis market recovers and will justify such investment, or by implementing the software in existing Cannabis farms in Israel.

Our board of directors has resolved to suspend activities related to construction of the Company’s planned cannabis growing facility. This decision was taken in light of management’s observation of significant negative changes in the medical cannabis market around the world, and particularly in Israel (including significant consolidation in the Israeli cannabis market, especially among growing farms, and the closure of a number of farms due to economic unfeasibility of performing). As reported by the Jerusalem Post, Israel’s cannabis industry is dismantling itself from within. In addition, we lack the funds for the required budget for the construction of the facility. Furthermore, in light of the ongoing war involving the State of Israel and the proximity of the area designated for cultivation to the border with Gaza, this is not right time to construct a cannabis growing facility. The Company’s board of directors intends to revisit the suspension later this year.

1

The Company is actively searching for opportunities outside of Israel in the CBD and medical cannabis space for collaborations or acquisitions.

EZ-G Business

On September 22, 2022, the Company completed its acquisition of Israeli based Zigi Carmel Initiatives & Investments Ltd. through Zigi Carmel we own the EZ-G device, a unique, patent-pending device that, combined with proprietary AI software, regulates the flow of low-concentration CBD oils into the soft tissues of the female sexual organs. According to research conducted across the globe, treatment with low-concentration CBD oils can relieve candida, dryness, scars, and many other female health issues (https://www.ncbi.nlm.nih.gov/pmc/articles/PMC7924206). Numerous studies have shown CBD interacts with the endocannabinoid system, a master regulatory system with receptors all around the body. By activating these receptors, CBD can have health benefits that help make sex more approachable and pleasurable by reducing stress, enhancing one’s mood, promoting body comfort, and treating vaginal issues.

We were organized pursuant to the Amalgamation Transaction, on March 29, 2021, under the laws of British Columbia pursuant to the Business Corporations Act (British Columbia) under the name “BYND Cannasoft Enterprises Inc.”.

The head office of the Company is located at 2264E 11th Avenue, Vancouver, BC V5N1Z6. The Company’s registered office is located at 733 Seymour Street, Suite 2900, Vancouver, BC V6B 0S6. Our corporate website is https://cannasoft-crm.com/#/.

Our Strategy

Our objective is to become a strong player in the CRM systems to the medical cannabis market. By building a tailor- made platform for the medical cannabis market, and understanding growers, suppliers and researchers’ needs, we plan on harnessing our current expertise in the CRM field and create the best platform for the industry.

Over the past three years, BYND Israel has been working on the development of its New CRM Platform, a newer, more advanced version of its Benefit CRM Software platform utilizing the strengths of big data. Once completed, this New CRM Platform is expected to bring a whole host of applications that will both improve its current suite of applications and provide what it believes to be new and highly revolutionary tools for its customers.

Recent Developments

Nasdaq Compliance Matters

On January 5, 2024, we were notified by the Nasdaq that the Company no longer meets the $1minimum bid price per share requirement. Under Nasdaq rules, we have at least 180 days to regain compliance. If we do not regain compliance within that time period, we may be eligible for additional time. To qualify, we must meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary.

Voluntary Delisting from the CSE

As of the close of trading on March 14, 2024, the Common Shares were voluntarily delisted from the Canadian Securities Exchange, or CSE. The delisting from the CSE will not affect the Company’s listing on the NASDAQ Capital Market. The Common Shares will continue to trade on the NASDAQ under the symbol “BCAN”.

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Reverse Stock Split

On March 22, 2024, we effectuated a 1:190 reverse stock split of all issued and outstanding Common Shares (the “Reverse Stock Split”). Unless indicated otherwise by the context, all Common Share, option, warrant and per share amounts as well as share prices appearing in this prospectus have been adjusted to give retroactive effect to the Reverse Stock Split for all periods presented.

Corporate Information

We were organized pursuant to the Amalgamation Transaction, on March 29, 2021 under the laws of British Columbia pursuant to the Business Corporations Act (British Columbia) under the name “BYND Cannasoft Enterprises Inc.”.

The head office of the Company is located at 2264E 11th Avenue, Vancouver, BC V5N1Z6. The Company’s registered office is located at 733 Seymour Street, Suite 2900, Vancouver, BC V6B 0S6.

Summary of Risks Associated with our Business

Our business is subject to a number of risks of which you should be aware before a decision to invest in our Common Shares. You should carefully consider all the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth in the sections titled “Risk Factors” and in our Annual Report on Form 20-F before deciding whether to invest in our Common Shares. Among these important risks are, but not limited to, the following:

Risks Related to the Current War between Israel and Hamas

●	Our executive offices and research and development facilities as well as most of our officers, directors and employees, are located in Israel. Following the October 7, 2023, Hamas terrorist attack, Israel has been at war with Hamas. A prolonged war could result in disruptions in our operations.

Risks Related to Trading in the Common Shares

●	The Warrants that we sold in the Offering are highly dilutive. For example, if in the future we sell Common Shares (or share equivalents) at a price below $0.102 per common share (the initial exercise price of the Series B Warrants, as adjusted for the Reverse Stock Split), the exercise price of the Series B Warrants would adjust to such price. In addition, the exercise price of the Series B Warrants was adjusted down to $1.3643 as a result of the Reverse Stock Split. Under the terms of the Series B Warrants, there can be no further adjustments in the event of a dilutive issuance. However, if, in the future, we implement another reverse stock split, the exercise price of the Series B Warrants may be subject to further downward adjustment if the lowest volume weighted average price of our Common Shares during the five consecutive trading days before and after the completion of such future reverse stock split is less than the then exercise price of the Series B Warrants. In such event, the exercise prices shall be reduced to such price. Also, the Series A warrants may be exercised according to an alternative cashless exercise provision which means that they may be exercised at any time on a one warrant for one Common Share basis.

●	On January 5, 2024, we were notified by the Nasdaq that the Company no longer meets the $1minimum bid price per share requirement. Although we have at least 180 days to regain compliance, if we fail to do so, our Common Shares may be subject to delisting from the Nasdaq.

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Implications of Being an “Emerging Growth Company” and a Foreign Private Issuer

Emerging Growth Company

As a company with less than US $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. In particular, as an emerging growth company, we:

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	will not be required to conduct an evaluation of our internal control over financial reporting;

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earlier to occur of: (1) the last day of the fiscal year in which we have total annual gross revenues of US$1.235 billion or more; (2) the date on which we have issued more than US$1.0 billion in nonconvertible debt during the previous three years; or (3) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or the SEC. We may choose to take advantage of some but not all of these reduced burdens, and therefore the information that we provide holders of our Common Shares may be different than the information you might receive from other public companies in which you hold equity. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financials to those of other public companies more difficult. In addition, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests.

Foreign Private Issuer

We are reporting under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Exchange. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

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THE OFFERING

Common Shares currently issued and outstanding	11,023,480 Common Shares*

Securities offered	19,934,039 Common Shares.

Jurisdiction	The securities are being offered for sale in the United States only. The securities will not be qualified for sale in Canada and may not be offered and sold in Canada, directly or indirectly, on behalf of the Company.

Series A Warrants	Each Series A Warrant had an initial exercise price of $0.09 per Common Share. Under the terms of the Series A Warrants, the exercise price has since been adjusted to $1.3643. The Series A Warrants include standard cashless exercise provisions, as well as an alternative cashless exercise provision which means that they may be exercised at any time on a one Series A Warrant for one Common Share basis. To better understand the terms of the Series A Warrants, you should carefully read the “Description of the Warrants” section of this prospectus. You should also read the form of Series A Warrant, which is filed as an exhibit to the Registration Statement.

Series B Warrants	Each Series B Warrant are currently exercisable and will expire on March 14, 2029. Each Series B Warrant had an initial exercise price of $0.102 per Common Share. The Series B Warrants include standard cashless exercise provisions. To better understand the terms of the Series B Warrants, you should carefully read the “Description of the Warrants” section of this prospectus. You should also read the form of Series B Warrant, which is filed as an exhibit to the Registration Statement.

Common Shares to be issued assuming exercise of all outstanding Warrants	19,934,039 Common Shares.

Use of proceeds	We will receive up to approximately $27,134,295 in net proceeds if all Warrants are exercised (assuming an exercise price of $1.3643 per Common Share following the Exercise Price Adjustment). We expect to use the proceeds from this offering and the cash exercise of the Warrants to use for patent registrations, prototype production, sales & marketing of the EZ-G device, working capital, the permanent waiver of certain rights and obligations of an investor and general corporate purposes.

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section starting on page 6 of this prospectus for a discussion of factors to consider carefully before deciding to invest in the Common Shares.

Nasdaq Capital Market symbol:	“BCAN”

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section starting on page 6 of this prospectus and “Item 3. — Key Information — D. Risk Factors” in our 2023 Annual Report, incorporated by reference herein before deciding to invest in the Common Shares.

●	Includes 7,020,384 Common Shares issued upon the exercise of 7,020,384 Series A Warrants on an alternative cashless exercise basis.

The number of Common Shares does not include:
4,211 Common Shares issuable upon exercise of outstanding stock options; and
19,934,039 Common Shares issuable upon exercise of the Warrants;

See “Description of Share Capital” for additional information.

5

RISK FACTORS

You should carefully consider the risks described below and the risks described in our 2023 Annual Report on Form 20-F which are incorporated by reference herein, as well as the financial or other information included in this prospectus or incorporated by reference in this prospectus, including our consolidated financial statements and the related notes, before you decide to buy our securities. The risks and uncertainties described below are not the only risks facing us. We may face additional risks and uncertainties not currently known to us or that we currently deem to be immaterial. Any of the risks described below, and any such additional risks, could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to Ownership of Our Common Shares

The exercise prices of the Warrants may require further adjustment.

On March 14, 2024, we completed an underwritten public offering of units consisting of one common share, one Series A warrant to purchase one common share, and two Series B warrants each to purchase one common share (the “Series B Warrants”). If in the future we sell our common shares (or share equivalents) at a price below $0.102 per common share (the exercise price of the Series B Warrants), the exercise price of the Series B Warrants would adjust to such price. The dilutive effect of exercise price adjustments to the Series B Warrants will likely have a negative impact on the trading price of our common shares. The exercise price of the Series B Warrants has now reached its floor price of $1.3643. As a result, no additional downward price adjustments will be made, except as set forth in the next paragraph.

In addition, effective March 22, 2024, we implemented a one-for-one hundred ninety (1:190) reverse stock split of our issued and outstanding common shares. As a result, the exercise price of the Series B Warrants was adjusted down to $1.3643. If, in the future, we implement another reverse stock split, the exercise of the Series B Warrants will be subject to downward adjustment if the lowest volume weighted average price of our common shares during the five consecutive trading days before and after the completion of such future reverse stock split is less than the excise prices of the Series B Warrants. In such event, the exercise prices shall be reduced to such price.

We completed a reverse stock split on March 22, 2024, in an effort to regain compliance with Nasdaq listing rules and we cannot predict the effect that such reverse stock split will have on the market price for shares of our common stock.

On January 5, 2024, we were notified by the Nasdaq that the Company no longer meets the $1 minimum bid price per share requirement. Our board of directors approved a one-for-one hundred ninety (1:190) reverse stock split of our issued and outstanding common shares, which became effective on March 22, 2024, in order to regain compliance with Nasdaq’s minimum bid price rule. We cannot predict the long-term effect that the reverse stock split will have on the market price for our common shares, and the history of similar reverse stock splits for companies in like circumstances has varied. Some investors may have a negative view of a reverse stock split. Since the effective date of the reverse stock split, the market price of our common shares has steadily declined. Even if the reverse stock split has a positive long-term effect on the market price for shares of our common stock, performance of our business and financial results, general economic conditions and the market perception of our business, and other adverse factors which may not be in our control could lead to a decrease in the price of our common stock following the reverse stock split.

If the market price of shares of our common stock continues to fall following the reverse stock split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split due to decreased liquidity in the market for our common stock.

If in the future we fail to meet Nasdaq’s $1 minimum bid price per share requirement, our options of regaining compliance will be extremely limited.

If within two years after the implementation of the reverse stock split, we fail to meet Nasdaq’s $1 minimum bid price per share requirement, we will be limited in our ability to regain compliance since Nasdaq rules prohibit a company’s right to implement stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one. In such event, the Company would be subject to immediate delisting from the Nasdaq.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

●	our ability to sell the Cannabis CRM Software which is dependent on the status of the cannabis market and the demand for a software with these modules and which is dependent on our ability to raise funds in order to create a sales and marketing function for this revenue stream, and that there are no assurances the demand will be as planned and there is no certainty the company will generate revenues from this software;

●	our ability to generate revenues from medical cannabis business which depends on our ability to receive all the licenses needed from the authorities in Israel and which also depends on the general status of the medical cannabis business in Israel, especially in regards to the economic feasibility of building a cannabis farm and the ability to raise funds for this, and the lack of assurances that we will generate revenues from medical cannabis;

●	our ability to generate revenues from the EZ-G device depends on the finalization of the full functional product, creating a sales and marketing function and the demand in the market for the product as well as our ability to raise funds to support these efforts, and that there is no assurances that we will generate revenues from the EZ-G;

●	our ability to obtain and maintain regulatory approval of our future product candidates;

●	existing regulations and regulatory developments in the United States and other jurisdictions;

●	our plans and ability to obtain or protect intellectual property rights, including extensions of patent terms where available and our ability to avoid infringing the intellectual property rights of others;

●	the need to hire additional personnel and our ability to attract and retain such personnel;

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

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●	our dependence on third parties;

●	our ability to compete with other companies who offer products that address similar issues that our future product candidates will address;

●	our financial performance;

●	the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;

●	our ability to generate revenue and profit margin under our anticipated contracts which is subject to certain risks; and

●	our ability to restructure our operations to comply with future changes in government regulation.

Forward-looking statements are based on our management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions, and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. Important factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements.

The forward-looking statements included in this prospectus speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information.”

USE OF PROCEEDS

We estimate that the net proceeds from the exercise of all Warrants will be $27,134,295 (assuming an exercise price of $1.36 per Common Share following the Exercise Price Adjustment). We currently expect to use the net proceeds from this offering for the following purposes:

●	Approximately $8 million for product design and manufacturing;
●	Approximately $0.5 million for patent prosecution;
●	Approximately $4 million for sales and marketing campaigns;
●	Approximately $1 million for regulatory approvals;
●	Approximately $1 million for software development;
●	Approximately $8 million for acquisitions of companies in the FemTech industry; and
●	The remainder for working capital.

The amounts and schedule of our actual expenditures will depend on multiple factors including the progress of our marketing efforts and regulatory efforts, as well as the pace of our partnering efforts in regard to manufacturing and commercialization. Therefore, our management will retain broad discretion over the use of the proceeds from this offering. We may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed.

Although we currently anticipate that we will use the net proceeds from this offering as described above, there may be circumstances where a reallocation of funds is necessary. Amounts and timing of our actual expenditures will depend upon a number of factors, including our sales, marketing and commercialization efforts, operating costs and other factors. Accordingly, our management will have flexibility in applying the net proceeds from this offering. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.

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Based on our current plans, we believe that our existing cash, cash equivalents and short-term deposits, together with the net proceeds of this offering, will be sufficient to enable us to fund our operating expenses and capital expenditure requirements for the next twelve months. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect.

Pending our application of the net proceeds from this offering, we plan to invest such proceeds in short-term, investment-grade, interest-bearing securities and depositary institutions.

DIVIDEND POLICY

We have never declared or paid any cash dividends to our shareholders of our Common Shares, and we do not anticipate or intend to pay cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors, or our Board, in compliance with applicable legal requirements and will depend on a number of factors, including future earnings, our financial condition, operating results, contractual restrictions, capital requirements, business prospects, our strategic goals and plans to expand our business, applicable law and other factors that our Board may deem relevant.

CAPITALIZATION

The following table sets forth our cash and capitalization (including indebtedness and shareholders’ equity) on an actual basis as of December 31, 2023, the date of the Company’s most recent balance sheet. The amounts shown below are unaudited. The information in this table should be read in conjunction with and is qualified by reference to our condensed interim consolidated financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

As of December 31, 2023 (CAD$)

Cash	CAD$	3,113,934

Total current liabilities		887,037

Total Liabilities		1,975,143

Shareholders’ equity
Share capital	CAD$	59,367,042
Shares to be issued		53,567
Share-based payment reserve		711,267
Translation differences reserve		(7,246)
Capital reserve for re-measurement of defined benefit plan		13,764
Deficit		(25,312,169)
Total shareholders’ equity	CAD$	34,826,225
Total Liabilities and Shareholders’ Equity	CAD$	36,801,368
Total Capitalization	CAD$	36,801,368

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DILUTION

The difference between the public offering price per Common Share included in the Units or that may be issued upon exercise of any Pre-funded Unit, assuming no value is attributed to the Warrants included in the Units and Pre-funded we are offering pursuant to this prospectus, and the pro forma net tangible book value per Common Share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities, by the number of issued and outstanding Common Shares.

If you invest in our Units or Pre-funded Units in this offering, your interest will be immediately diluted to the extent of the difference between the initial public offering price per Common Share included as part of the Units and Pre-funded Units and the Warrants in this offering and the as adjusted net tangible book value per Common Share after this offering. Dilution results from the fact that the initial public offering price per Common Share is substantially in excess of the net tangible book value per Common Share. As of December 31, 2023, we had a historical net tangible book value of $1,030,638 (CAD$1,363,122), or $4.602 (CAD$6.086) per Common Share. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of Common Shares outstanding on December 31, 2023.

After giving effect to the sale of the securities in this offering, at an assumed initial public offering price of $1.3643 per Common Share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Our as adjusted net tangible book value at December 31, 2023 would have been $1.40 per share. This represents an immediate decrease in as adjusted net tangible book value of $3.202 per Common Share to existing shareholders and immediate anti dilution of $0.036 per Common Share to new investors.

The following table illustrates this dilution per Common Share in this offering, assuming no value is attributed to the Warrants included in the Units:

Assumed public offering price per Common Share	$1.3643
Net tangible book value per Common Share as of December 31, 2023 (CAD$6.086)	4.602
Increase in net tangible book value per Common Share attributable to new investors	(3.202)
As adjusted net tangible book value per Common Share after this offering	1.400
Dilution per Common Share to new investors	(0.036)

The information discussed above is illustrative only and may be adjusted based on the actual offering price, the actual number of shares we offer in this offering, and any other terms of this offering determined at pricing.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our equity holders.

DESCRIPTION OF SHARE CAPITAL

General

The following is a summary of the material terms of our share capital, as set forth in our articles of association and certain related sections of the BCBCA. The following summary is subject to, and is qualified in its entirety by reference to, the provisions of our articles of association and the applicable provisions of the BCBCA.

Authorized Share Capital

Our authorized capital consists of an unlimited number of common shares, without par value, of which 11,023,480 Common Shares were issued and outstanding as of June 30, 2024.

Our common shares entitle the holder to: (i) vote at all meetings of our shareholders except meetings at which only holders of specified classes of shares are entitled to vote, having one vote per common share, (ii) receive dividends at the discretion of our board of directors; and (iii) receive our remaining property on liquidation, dissolution or winding up. All of our common shares rank equally for the payment of any dividends and distributions in the event of a windup.

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Reverse Stock Split

On March 22, 2024, we effectuated a 1:190 reverse stock split of all issued and outstanding Common Shares

Common Shares

All of our Common Shares are one and the same class, identical in all respects and have equal rights, powers and privileges.

Voting. Except as otherwise provided for by resolution of our Board, the holders of outstanding Common Shares have the exclusive right to vote on all matters requiring shareholder action. On each matter on which holders of Common Shares are entitled to vote, each outstanding share of Common Share is entitled to one vote.

Dividends. Holders of our Common Shares have equal rights of participation in the dividends and other distributions of our cash, stock or property when, as and if declared thereon by our Board from time to time out of our assets or funds legally available therefor and shall have equal rights to receive our assets and funds available for distribution to shareholders in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary.

Liquidation. Holders of our Common Shares have equal rights to receive our assets and funds available for distribution to shareholders in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary.

Rights and Preferences. Holders of our Common Shares will have no preemptive, conversion or subscription rights, and there will be no redemption or sinking funds provisions applicable to our Common Shares. The rights, preferences and privileges of the holders of our Common Shares will be subject to, and may be adversely affected by, the rights of the holders of share of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable. All of our outstanding Common Shares are, and the Common Shares to be issued in this offering will be, fully paid and nonassessable.

Anti-Takeover Provisions

Some provisions of the BCBCA and other British Columbia laws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interests or in our best interests, including transactions that provide for payment of a premium over the market price for our Common Shares.

In addition, the ability of our Board, without action by our stockholders, to create and issue undesignated shares in such classes and in such series as determined by our Board, with voting or other rights or preferences as designated by our Board could impede the success of any attempt to effect a change in control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Shareholder Rights Plan

On January 24, 2024, our Board of Directors adopted a Shareholder Rights Plan Agreement (the “Rights Plan”) between the Company and Computershare Investor Services Inc. as Rights Agent. On February 27, 2024, our shareholders ratified, confirmed and approved the Rights Plan. The primary objective of the Rights Plan is to ensure, to the extent possible, that all shareholders of the Company are treated fairly in connection with any take-over bid for the Company by (a) providing shareholders with adequate time to properly assess a take-over bid without undue pressure and (b) providing the Board with more time to fully consider an unsolicited take-over bid, and, if applicable, to explore other alternatives to maximize shareholder value.

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Limitations on Liability and Indemnification Matters

Our articles of association provide that we must indemnify any of our directors, former directors, officers or former officers, any other person and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we may, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each of our directors and officers is deemed to have contracted with us on terms of the indemnity contained in our articles of association. In addition, we may indemnify any other person in accordance with the BCBCA.

The above description of the limitation of liability and indemnification provisions of our articles of association of incorporation is not complete and is qualified in its entirety by reference to these documents, each of which will be filed as an exhibit to this registration statement to which this prospectus forms a part.

The limitation of liability and indemnification provisions in our articles of association may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Listing

Our Common Shares are listed on the Nasdaq Capital Market under the symbol “BCAN” and on the CSE under the symbol “BYND.”

As of the close of trading on March 14, 2024, the Common Shares were voluntarily delisted from the Canadian Securities Exchange, or CSE. The delisting from the CSE will not affect the Company’s listing on the Nasdaq Capital Market. The Common Shares will continue to trade on the Nasdaq under the symbol “BCAN”.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Shares is Computershare Limited.

Comparison of Shareholder Rights

We are a corporation governed by the BCBCA. The following discussion summarizes material differences between the rights of holders of Common Shares and the holders of the common stock of a typical corporation incorporated under the laws of the state of Delaware, which result from differences in governing documents and the laws of British Columbia and Delaware. This summary is qualified in its entirety by reference to the Delaware General Corporation Law, or the DGCL, the BCBCA, and our articles.

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	Delaware	British Columbia

Stockholder/Shareholder Approval of Business Combinations; Fundamental Changes

Under the DGCL, certain fundamental changes such as amendments to the certificate of incorporation, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation’s business, or a dissolution of the corporation, are generally required to be approved by the holders of a majority of the outstanding stock entitled to vote on the matter, unless the certificate of incorporation requires a higher percentage.

However, under the DGCL, mergers in which less than 20% of a corporation’s stock outstanding immediately prior to the effective date of the merger is issued generally do not require stockholder approval. In certain situations, the approval of a business combination may require approval by a certain number of the holders of a class or series of shares. In addition, Section 251(h) of the DGCL provides that stockholders of a constituent corporation need not vote to approve a merger if: (i) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (ii) a corporation consummates a tender or exchange offer for any and all of the outstanding stock of such constituent corporation that would otherwise be entitled to vote to approve the merger, (iii) following the consummation of the offer, the stock accepted for purchase or exchanges plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL, (iv) the corporation consummating the offer merges with or into such constituent corporation and (v) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer.

The DGCL does not contain a procedure comparable to a plan of arrangement under BCBCA.

Under the BCBCA and our articles, certain extraordinary company alterations, such as changes to authorized share structure, continuances, into or out of province, certain amalgamations, sales, leases or other dispositions of all or substantially all of the undertaking of a company (other than in the ordinary course of business) liquidations, dissolutions, and certain arrangements are required to be approved by ordinary or special resolution as applicable.

An ordinary resolution is a resolution (i) passed at a shareholders’ meeting by a simple majority, or (ii) passed, after being submitted to all of the shareholders, by being consented to in writing by shareholders who, in the aggregate, hold shares carrying at least two-thirds of the votes entitled to be cast on the resolution.

A special resolution is a resolution (i) passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution at a meeting duly called and held for that purpose or (ii) passed by being consented to in writing by all shareholders entitled to vote on the resolution.

Under the BCBCA, an action that prejudices or interferes with a right or special right attached to issued shares of a class or series of shares must be approved by a special separate resolution of the holders of the class or series of shares being affected.

Under the BCBCA, arrangements are permitted and a company may make any proposal it considers appropriate “despite any other provision” of the BCBCA. In general, a plan of arrangement is approved by a company’s board of directors and then is submitted to a court for approval. It is customary for a company in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Plans of arrangement involving shareholders must be approved by a special resolution of shareholders, including holders of shares not normally entitled to vote. The court may, in respect of an arrangement proposed with persons other than shareholders and creditors, require that those persons approve the arrangement in the manner and to the extent required by the court. The court determines, among other things, to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing, which would, among other things, assess the fairness of the arrangement and approve or reject the proposed arrangement.

The BCBCA does not contain a provision comparable to Section 251(h) of the DGCL.

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Special Vote Required for Combinations with Interested Stockholders/ Shareholders

Section 203 of the DGCL provides (in general) that a corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder. The prohibition on business combinations with interested stockholders does not apply in some cases, including if: (i) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves (a) the business combination or (b) the transaction in which the stockholder becomes an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination on or after the time of the transaction in which the person became an interested stockholder.

For the purpose of Section 203, the DGCL, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person’s affiliates or associates, (i) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (ii) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.

The BCBCA does not contain a provision comparable to Section 203 of the DGCL with respect to business combinations.

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Appraisal Rights; Rights to Dissent

Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

For example, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the shareholder is required to accept in exchange for the shares anything other than: (i) shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof; (ii) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders; (iii) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (iv) any combination of the shares of stock, depository receipts and cash instead of the fractional shares or fractional depository receipts.

The BCBCA provides that shareholders of a company are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable where we resolve to (i) alter our articles to alter the restrictions on the powers of the company or on the business it is permitted to carry on; (ii) approve certain amalgamations; (iii) approve an arrangement, where the terms of the arrangement or court orders relating thereto permit dissent; (iv) sell, lease or otherwise dispose of all or substantially all of its undertaking; or (v) continue the company into another jurisdiction.

Dissent may also be permitted if authorized by resolution. A court may also make an order permitting a shareholder to dissent in certain circumstances.

Compulsory Acquisition	Under the DGCL, mergers in which one corporation owns 90% or more of each class of stock of a second corporation may be completed without the vote of the second corporation’s board of directors or shareholders.

The BCBCA provides that if, within 4 months after the making of an offer to acquire shares, or any class of shares, of a company, the offer is accepted by the holders of not less than 90% of the shares (other than the shares held by the offeror or an affiliate of the offeror) of any class of shares to which the offer relates, the offeror is entitled, upon giving proper notice within 5 months after the date of the offer, to acquire (on the same terms on which the offeror acquired shares from those holders of shares who accepted the offer) the shares held by those holders of shares of that class who did not accept the offer. Offerees may apply to the court, within 2 months of receiving notice, and the court may set a different price or terms of payment and may make any consequential orders or directions as it considers appropriate.

Stockholder/ Shareholder Consent to Action Without Meeting	Under the DGCL, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.	Although it is not customary for public companies to do so, under the BCBCA, shareholder action without a meeting may be taken by a consent resolution of shareholders provided that it satisfies the thresholds for approval in a company’s articles, the BCBCA and the regulations thereunder. A consent resolution is as valid and effective as if it was a resolution passed at a meeting of shareholders.

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Special Meetings of Stockholders/ Shareholders	Under the DGCL, a special meeting of shareholders may be called by the board of directors or by such persons authorized in the certificate of incorporation or the bylaws.	Under the BCBCA, the holders of not less than 5% of the issued shares of a company that carry the right to vote at a general meeting may requisition that the directors call a meeting of shareholders for the purpose of transacting any business that may be transacted at a general meeting. Upon receiving a requisition that complies with the technical requirements set out in the BCBCA, the directors must, subject to certain limited exceptions, call a meeting of shareholders to be held not more than 4 months after receiving the requisition. If the directors do not call such a meeting within 21 days after receiving the requisition, the requisitioning shareholders or any of them holding in aggregate not less than 2.5% of our issued shares that carry the right to vote at general meetings may call the meeting.

Distributions and Dividends; Repurchases and Redemptions

Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may pay dividends out of capital surplus or, if there is no surplus, out of net profits for the current and/or the preceding fiscal year in which the dividend is declared, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board.

A Delaware corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.

Under the BCBCA, a company may pay a dividend in money or other property unless there are reasonable grounds for believing that the company is insolvent, or the payment of the dividend would render us insolvent.

The BCBCA provides that no special rights or restrictions attached to a series of any class of shares confer on the series a priority in respect of dividends or return of capital over any other series of shares of the same class.

Under the BCBCA, the purchase or other acquisition by a company of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends (as set out above). Our company is permitted, under its articles, to acquire any of its Common Shares, and the approval of its board of directors.

Under the BCBCA, subject to solvency tests similar to those applicable to the payment of dividends (as set out above), a company may redeem, on the terms and in the manner provided in its articles, any of its shares that has a right of redemption attached to it.

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Vacancies on Board of Director	Under the DGCL, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.

Under the BCBCA and our articles, a vacancy among the directors created by the removal of a director may be filled by the shareholders at the meeting at which the director is removed or, if not filled by the shareholders at such meeting, by the shareholders or by the remaining directors. In the case of a casual vacancy, the remaining directors may fill the vacancy. Under the BCBCA, directors may increase the size of the board of directors by one third of the number of current directors.

Under the BCBCA and our articles, if as a result of one or more vacancies, the number of directors in office falls below the number required for a quorum, the remaining directors may appoint as directors the number of individuals that, when added to the number of remaining directors, will constitute a quorum and/or call a shareholders’ meeting to fill any or all vacancies among directors and to conduct such other business that may be dealt with at that meeting, but must not take any other action until a quorum is obtained.

Constitution and Residency Of Directors	The DGCL does not have residency requirements, but a corporation may prescribe qualifications for directors under its certificate of incorporation or bylaws.	The BCBCA does not place any residency restrictions on the boards of directors.

Removal of Directors; Terms of Directors	Under the DGCL, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

Our articles allow for the removal of a director by special resolution of the shareholders.

According to our articles, all directors cease to hold office immediately before the election or appointment of directors at every annual general meeting, but are eligible for re-election or re- appointment.

Inspection of Books and Records	Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may inspect the corporation’s books and records for a proper purpose.

Under the BCBCA, directors and shareholders may, without charge, inspect certain of the records of a company. Former shareholders and directors may also inspect certain of the records, free of charge, but only those records pertaining to the times that they were shareholders or directors.

Public companies must allow all persons to inspect certain records of the company free of charge.

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Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (i) the board of directors adopts a resolution setting forth the proposed amendment, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of shareholders; provided that unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (ii) the holders of a majority of shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

If a class vote on the amendment is required by the DGCL, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL.

Under the DGCL, the board of directors may amend a corporation’s bylaws if so authorized in the certificate of incorporation. The shareholders of a Delaware corporation also have the power to amend bylaws.

Under the BCBCA, a company may amend its articles or notice of articles by (i) the type of resolution specified in the BCBCA, (ii) if the BCBCA does not specify a type of resolution, then by the type specified in our articles, or (iii) if our articles do not specify a type of resolution, then by special resolution. The BCBCA permits many substantive changes to a company’s articles (such as a change in our authorized share structure or a change in the special rights or restrictions that may be attached to a certain class or series of shares) to be changed by the resolution specified in that company’s articles.

Our articles provide that certain changes to our share structure and any creation or alteration of special rights and restrictions attached to a series or class of shares be done by way of ordinary resolution. However, if a right or special right attached to a class or series of shares would be prejudiced or interfered with by such an alteration, the BCBCA requires that holders of such class or series of shares must approve the alteration by a special separate resolution of those shareholders.

Our articles also provide that the shareholders may from time to time, by ordinary resolution, make any alteration to our notice of articles and articles as permitted by the BCBCA.

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Indemnification of Directors and Officers

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, provided that there is a determination that: (i) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in a criminal action or proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The DGCL requires indemnification of directors and officers for expenses (including attorneys’ fees) actually and reasonably relating to a successful defense on the merits or otherwise of a derivative or third-party action.

Under the DGCL, a corporation may advance expenses relating to the defense of any proceeding to directors and officers upon the receipt of an undertaking by or on behalf of the individual to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

Under the BCBCA, a company may indemnify: (i) a current or former director or officer of that company; (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the company, or if such individual held such office at our request; or (iii) an indemnifiable person (as defined in the “Description of Share Capital” section above) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative or other legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles. In addition, a company must not indemnify an indemnifiable person in proceedings brought against the indemnifiable person by or on behalf of the company or an associated company. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding only if the indemnifiable person has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. Subject to the aforementioned prohibitions on indemnification, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an indemnifiable person in respect of such eligible proceeding if such indemnifiable person has not been reimbursed for such expenses, and was wholly successful, on the merits or otherwise, in the outcome of such eligible proceeding or was substantially successful on the merits in the outcome of such eligible proceeding. On application from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement. As permitted by the BCBCA, our articles require us to indemnify our directors, officers, former directors or officers (and such individual’s respective heirs and legal representatives) and permit us to indemnify any person to the extent permitted by the BCBCA.

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Limited Liability of Directors	The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its shareholders by reason of a director’s breach of the fiduciary duty of care. The DGCL does not permit any limitation of the liability of a director for: (i) breaching the duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith; (iii) engaging in intentional misconduct or a known violation of law; (iv) obtaining an improper personal benefit from the corporation; or (v) paying a dividend or approving a stock repurchase that was illegal under applicable law.

Under the BCBCA, a director or officer of a company must (i) act honestly and in good faith with a view to the best interests of the company; (ii) exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances; (iii) act in accordance with the BCBCA and the regulations thereunder; and (iv) subject to (i) to (iii), act in accordance with the articles of the company. These statutory duties are in addition to duties under common law and equity.

No provision in a contract or the articles of a company may relieve a director or officer of a company from the above duties.

Under the BCBCA, a director is not liable for certain acts if the director has otherwise complied with his or her duties and relied, in good faith, on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the auditor of the company to fairly reflect the financial position of the company, (ii) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person, (iii) a statement of fact represented to the director by an officer of the company to be correct, or (iv) any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not that record was forged, fraudulently made or inaccurate or that information or representation was fraudulently made or inaccurate. Further, a director is not liable if the director did not know and could not reasonably have known that the act done by the director or authorized by the resolution voted for or consented to by the director was contrary to the BCBCA.

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Stockholder/ Shareholder Lawsuits	Under the DGCL, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation; provided, however, that under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction which the subject of the suit, but through the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

Under the BCBCA, a shareholder (including a beneficial shareholder) or director of a company and any person who, in the discretion of the court, is an appropriate person to make an application to court to prosecute or defend an action on behalf of a company (a derivative action) may, with judicial leave: (i) bring an action in the name and on behalf of the company to enforce a right, duty or obligation owed to the company that could be enforced by the company itself or to obtain damages for any breach of such right, duty or obligation or (ii) defend, in the name and on behalf of the company, a legal proceeding brought against the company.

Under the BCBCA, the court may grant leave if: (i) the complainant has made reasonable efforts to cause the directors of the company to prosecute or defend the action; (ii) notice of the application for leave has been given to the company and any other person that the court may order; (iii) the complainant is acting in good faith; and (iv) it appears to the court to be in the interests of the company for the action to be prosecuted or defended.

Under the BCBCA, upon the final disposition of a derivative action, the court may make any order it determines to be appropriate. In addition, under the BCBCA, a court may order a company to pay the complainant’s interim costs, including legal fees and disbursements. However, the complainant may be held accountable for the costs on final disposition of the action.

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Oppression Remedy	Although the DGCL imposes upon directors and officers fiduciary duties of loyalty (i.e., a duty to act in a manner believed to be in the best interest of the corporation and its stockholders) and care, there is no remedy under the DGCL that is comparable to the BCBCA’s oppression remedy.

The BCBCA’s oppression remedy enables a court to make an order (interim or final) to rectify the matters complained of if the court is satisfied upon application by a shareholder (as defined below) that the affairs of the company are being conducted or that the powers of the directors have been exercised in a manner that is oppressive, or that some action of the company or shareholders has been or is threatened to be taken which is unfairly prejudicial, in each case to one or more shareholders. The applicant must be one of the persons being oppressed or prejudiced and the application must be brought in a timely manner. A “shareholder” for the purposes of the oppression remedy includes legal and beneficial owners of shares as well as any other person whom the court considers appropriate.

The oppression remedy provides the court with extremely broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders.

Blank Check Preferred Stock/Shares

Under the DGCL, the certificate of incorporation of a corporation may give the board the right to issue new classes of preferred shares with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares.

In addition, the DGCL does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

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Advance Notification Requirements for Proposals of Stockholders/Shareholders

Delaware corporations typically have provisions in their bylaws that require a stockholder proposing a nominee for election to the board of directors or other proposals at an annual or special meeting of the stockholders to provide notice of any such proposals to the secretary of the corporation in advance of the meeting for any such proposal to be brought before the meeting of the stockholders. In addition, advance notice bylaws frequently require the stockholder nominating a person for election to the board of directors to provide information about the nominee, such as his or her age, address, employment and beneficial ownership of shares of the corporation’s capital stock. The stockholder may also be required to disclose, among other things, his or her name, share ownership and agreement, arrangement or understanding with respect to such nomination.

For other proposals, the proposing stockholder is often required by the bylaws to provide a description of the proposal and any other information relating to such stockholder or beneficial owner, if any, on whose behalf that proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for the proposal and pursuant to and in accordance with the Exchange Act and the rules and regulations promulgated thereunder.

Under the BCBCA, qualified shareholders holding at least one percent (1%) of our issued voting shares or whose shares have a fair market value in excess of $2,000 in the aggregate may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the BCBCA. The notice must include information on the business the shareholder intends to bring before the meeting. To be a qualified shareholder, a shareholder must currently be and have been a registered or beneficial owner of at least one share of the company for at least 2 years before the date of signing the proposal.

If the proposal and a written statement in support of the proposal (if any) are submitted at least three months before the anniversary date of the previous annual meeting and the proposal and written statement (if any) meet other specified requirements, then the company must either set out the proposal, including the names and mailing addresses of the submitting person and supporters and the written statement (if any), in the proxy circular of the company or attach the proposal and written statement thereto.

In certain circumstances, the company may refuse to process a proposal.

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DESCRIPTION OF WARRANTS

The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the form of Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant.

Series A Warrants

Exercisability. Each Unit includes one Series A Warrant. The Series A Warrants are exercisable at any time after their initial exercise date and at any time until September 14, 2026. The Series A Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Common Shares underlying the warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of Common Shares purchased upon such exercise. If a registration statement registering the issuance of the Common Shares underlying the Series A Warrants under the Securities Act is not effective or available the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Common Shares determined according to the formula set forth in the Warrant. No fractional shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

A holder may also effect an “alternative cashless exercise” at any time. In such event, a holder will receive one Common Share for each Series A Warrant exercised. On the expiration date of the Series A Warrant, the Warrant will be automatically exercised via cashless exercise on a one for one basis.

Exercise Price. The exercise price per whole Common Share purchasable upon exercise of the Warrants is currently $1.3643 per Common Share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Series B Warrants

Exercisability. Each Unit includes two Series B Warrants. The Series B Warrants are exercisable at any time after their initial exercise date and at any time up to the date that is five years after their original issuance. The Series B Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Common Shares underlying the warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of Common Shares purchased upon such exercise. If a registration statement registering the issuance of the Common Shares underlying the Series B Warrants under the Securities Act is not effective or available the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Common Shares determined according to the formula set forth in the Series B Warrant. No fractional shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

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On the expiration date of the Series B Warrant, it will be automatically exercised via cashless exercise in accordance with the formula set forth in the B Warrant; provided, that the exercise price of the B Warrant is above the then current market price of the Common Shares.

Exercise Price. The exercise price per whole Common Share purchasable upon exercise of the Warrants is currently $1.3643 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Anti-Dilution Protection. If prior to the expiration date of the Series B Warrants, we raise funds through the issuance of Common Shares (or securities convertible into Common Shares) at a price per Common Share below the price per Unit paid in this Offering, the exercise of the Series B Warrants will be automatically adjusted to reflect such lower price and the number of Common Shares issuable upon the exercise thereof shall be proportionately increased such that the exercise price of the Series B Warrant on the date of issuance for the Common Shares then outstanding shall remain unchanged.

Terms Common to Both the Series A Warrants and the Series B Warrants

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to the exercise.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent. The Warrants have not been approved for trading on the Nasdaq and we do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Shares, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Reverse Stock Split. If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our Common Shares and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following such event is less than the exercise price of the Series A Warrants or Series B Warrants then in effect, then the exercise price of the Series A Warrants and Series B Warrants will be reduced to the lowest daily volume weighted average price during such period and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our Common Shares, the holder of a Warrant does not have the rights or privileges of a holder of our Common Shares, including any voting rights, until the holder exercises the Warrant.

Governing Law. The Warrants are governed by New York law.

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PLAN OF DISTRIBUTION

This prospectus relates to the issuance of up to 19,934,039 Common Shares upon the exercise of the following warrants, issued by us on March 14, 2024, as part of an underwritten public offering (the “Offering”): (i) Series A warrants, or the Series A Warrants, to purchase up to 45,235 Common Shares (including Series A Warrants to purchase up to 3,476,504 Common Shares issued following the partial exercise of the over-allotment option granted to Aegis Capital Corp., or the Underwriter, in connection with the Offering), which were exercisable at an initial exercise price of $17.10 per Common Share (and an exercise price of $1.36 following the Exercise Price Adjustment, as defined below), and were exercisable immediately upon issuance and expire on September 14, 2026, and (ii) Series B warrants, or the Series B Warrants, to purchase up to 19,888,804 Common Shares, which are exercisable at an exercise price of $1.36 per Common Share, that became exercisable beginning on March 12, 2024, and will expire on March 14, 2029. Aegis Capital Corp., or Aegis, acted as the underwriter and book-running manager of the Offering.

We will deliver Ordinary Shares upon exercise of the Warrants. We will not issue fractional Common Shares. Each Warrant contains instructions for the exercise of such Warrant. In order to exercise a Warrant, the holder must deliver the information required by the applicable warrant agreement, along with payment of the exercise price, if the exercise price is being paid in cash, for the Common Shares to be purchased. We will then deliver our Common Shares in the manner described in the applicable warrant agreement.

Indemnification

We have agreed to indemnify Aegis, its affiliates, and each person controlling Aegis against any losses, claims, damages, judgments, assessments, costs, and other liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the offering, undertaken in good faith.

Company Standstill

We have agreed, for a period of ninety (90) days after the closing date of the offering (the “Standstill Period”), that without the prior written consent of Aegis, we will not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of our Company or any securities convertible into or exercisable or exchangeable for equity of our Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any equity of our Company or any securities convertible into or exercisable or exchangeable for equity of our Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof (all of such matters, the “Standstill Restrictions”). So long as none of such equity securities shall be saleable in the public market until the expiration of the Standstill Period, the following matters shall not be prohibited by the Standstill Restrictions: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; and (ii) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of our Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Standstill Period, and provided that any such issuance shall only be to a person or entity (or to the equityholders of an entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of our Company and shall provide to our Company additional benefits in addition to the investment of funds, but shall not include a transaction in which our Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. In no event should any equity transaction during the Standstill Period result in the sale of equity at an offering price to the public less than that of this offering.

Right of First Refusal

If, for the period beginning on the Closing and ending three (3) years after the commencement of sales in the offering, we or any of our subsidiaries (a) decides to finance or refinance any indebtedness, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If Aegis or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees and terms for transactions of similar size and nature, including indemnification, which are appropriate to such a transaction.

Other Relationships

Aegis may in the future provide us and our affiliates with such services.

In connection with our IPO, on March 12, 2024, we entered into an underwriting agreement with Aegis pursuant to which we paid Aegis an aggregate of US $630,000 in commissions and non-accountable expenses.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Shares is Computershare Investor Services, Inc.

Trading Market

Our Common Shares Common Shares are listed on the Nasdaq Capital Market under the symbol “BCAN.” We have not applied for listing of the Warrants on any securities exchange or other nationally recognized trading system.

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EXPENSES

Set forth below is an itemization of the total expenses, excluding underwriting discounts, expected to be incurred in connection with the offer and sale of the securities offered by us. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates:

SEC registration fee	$4,494
FINRA filing fee	5,000
Transfer agent fees and expenses	10,000
Printer fees and expenses	5,000
Legal fees and expenses	175,000
Accounting fees and expenses	20,000
Miscellaneous	5,506
Total	$225,000

LEGAL MATTERS

The validity of the issuance of our Common Shares offered in this prospectus and certain other matters of Canadian law will be passed upon for us by Owen Bird Law Corporation. Certain matters of U.S. federal law will be passed upon for us by Louis A. Brilleman, Esq., New York, New York Certain legal matters in connection with this offering will be passed upon for the placement agent by Kaufman & Canoles, P.C., Richmond, Virginia with respect to U.S. federal law.

EXPERTS

The consolidated financial statements as of December 31, 2023, 2022 and 2021 and for the three years then ended incorporated by reference in this prospectus have been audited by Reliant CPA PC. Such financial statements have been so included in reliance upon the report of such firms given upon their authority as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of British Columbia. Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our Board, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our Board, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. There is uncertainty with respect to whether a Canadian court would take jurisdiction on a matter of liability predicated solely upon U.S. federal securities laws, and uncertainty with respect to whether a Canadian court would enforce a foreign judgment on liabilities predicated upon the securities laws of the United States.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our Common Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements will file reports with the SEC. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a corporate website at https://cannasoft-crm.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

This prospectus incorporates by reference the documents listed below:

(1)	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 3, 2024;

(2)	Our Report on Form 6-K filed with the SEC on April 8, 2024;

(3)	Our Report on Form 6-K filed with the SEC on May 16, 2024;

(4)	Our Report on Form 6-K filed with the SEC on June 17, 2024;

(5)	Amendment No. 1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on July 1, 2024;

(6)	The description of our securities contained in our Registration Statement on Form 8-A filed with the SEC on May 26, 2022, including any amendments and reports filed for the purpose of updating such description.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

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GLOSSARY OF TERMS

“Amalgamation Agreement” means the amalgamation agreement dated March 21, 2021 between Lincoln and Fundingco respecting the Amalgamation Transaction.

“Amalgamation Transaction” means the amalgamation of Lincoln and Fundingco pursuant to Section 275 of the BCBCA to form the Company, in accordance with the Amalgamation Agreement.

“BCBCA” means the Business Corporations Act (British Columbia).

“Benefit CRM Software” means the Company’s proprietary CRM software product known as “Benefit CRM”.

“Big Data” generally refers to: (i) massive amounts of data that keeps growing exponentially with time, (ii) that is so voluminous that it cannot be processed or analyzed using conventional data processing techniques, and (iii) includes data mining, data storage, data analysis, data sharing, and data visualization.

“Bzizinsky Investments” means Bzizinsky Investments and Promotions Ltd., an Israeli corporation controlled by Dalia Bzizinksy

“Business Combination Agreement” means the business combination agreement dated December 16, 2019 among Lincoln, Fundingco, BYND Israel and the BYND Israel Shareholders (as amended), with respect to the Business Combination Transactions.

“Business Combination Closing Date” means March 29, 2021, the closing date of the Business Combination Transactions.

“Business Combination Transactions” means collectively, the Amalgamation Transaction and the Share Exchange Transaction.

“BYBY” means B.Y.B.Y. Investments and Promotions Ltd., a corporation existing under the laws of the State of Israel and the 74% owned subsidiary of BYND Israel.

“BYBY Acquisition” means BYND Israel’s acquisition of its 74% ownership interest in BYBY.

“BYND Israel” means BYND – Beyond Solutions Ltd., a corporation existing under the laws of the State of Israel and the 100% owned operating subsidiary of the Company.

“BYND Israel Shares” means the common shares in the capital of BYND Israel.

“BYND Israel Shareholders” means collectively, Marcel (Moti) Maram, Avner Tal, Yftah Ben Yaackov and Bzizinsky Investments, the holders of BYND Israel Shares, immediately prior to the Share Exchange Transaction.

“Cannabis Farm” means the approximately 3.7 acre farm that might be established by the Company in southern Israel, to grow medical cannabis.

“Cannasoft Pharma” means Cannasoft Pharma Holdings Ltd., a corporation existing under the laws of the State of Israel and the 100% owned subsidiary of BYND Israel.

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“CMPR” means Israeli Government Resolution No. 1587 — Cannabis for Medicinal Purposes and Research, the legislation which sets forth the framework for medical cannabis regulation in Israel.

“Common Shares” means the common shares in the capital of the Company.

“Consideration Shares” means the 18,015,883 Common Shares of the Company issued to the BYND Israel Shareholders pursuant to the Share Exchange Transaction.

“CRM” means customer relationship management.

“CSA” means the Canadian Securities Administrators, umbrella organization of Canada’s provincial and territorial securities regulators whose objective is to improve, coordinate and harmonize regulation of the Canadian capital markets.

“CSE” means the Canadian Securities Exchange.

“Cultivation farm Licence” means the licence for growing medical cannabis granted by the MCU to Dalia Bzizinsky and subsequently to be transferred to BYBY.

“Customized CRM Software Platform” means a customized CRM platform that can be developed by clients and resellers using our New CRM Platform.

“Dangerous Drug Ordinance” means the Israeli Dangerous Drugs Ordinance New Version 5733-1973 and regulations promulgated thereunder.

“Distribution Licence” means a licence, granted by the MCU, to operate medical cannabis storage site and to distribute medical cannabis in Israel.

“Fundingco” means 1232986 B.C. Ltd., a company formed pursuant to the BCBCA, and a predecessor to the Company.

“Fundingco Shares” means the common shares in the capital of Fundingco, prior to the Amalgamation Transaction.

“GAP” refers to a Good Agricultural Practices certification received from the Israeli Ministry of Health which confirms that an organization meets the agricultural standards for cannabis set forth in the CMPR.

“GDP” refers to a Good Distribution Practices certification received from the Israeli Ministry of Health which confirms that an organization meets the distribution standards for cannabis set forth in the CMPR.

“Growing License” means a licence, granted by the MCU, to operate a farm for growing medical cannabis in Israel.

“GSP” refers to a Good Storage Practices certification received from the Israeli Ministry of Health which confirms that an organization meets the storage standards for cannabis set forth in the CMPR.

“IMC-GMP” refers to a Good Manufacturing Practices certification received from the Israeli Ministry of Health which confirms that an organization meets the manufacturing standards for cannabis set forth in the CMPR.

“Indoor Cannabis Growing Facility” means the approximately 2,400 square meter indoor facility that might be established by the Company in southern Israel, to grow medical cannabis.

“Israeli Cannabis Laws” means collectively, the Israeli Dangerous Drugs Ordinance together with the directives and guidelines issued from time to time by the MCU, including the CMPR.

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“Israeli Trustee” means The IBI Trust Management, a trust company located in Israel.

“Lincoln” means Lincoln Acquisitions Corp., a company formed pursuant to the BCBCA, and a predecessor to the Company.

“Lincoln Shares” means the common shares in the capital of Lincoln, prior to the Amalgamation Transaction.

“Listing” means the listing of the Common Shares on the CSE.

“Listing Date” means the date the Common Shares are first listed for trading on the CSE.

“Manufacturing Licence” means a licence, granted by the MCU, to operate a medical cannabis production facility in Israel.

“Material Adverse Change” or “Material Adverse Effect” means with respect to the Company, BYND Israel or BYBY, as the case may be, any change (including a decision to implement such a change made by the board of directors or by senior management who believe that confirmation of the decision by the board of directors is probable), event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), liabilities, capitalization, ownership, financial condition or results of operations of the Company, BYND Israel or BYBY, as the case may be, on a consolidated basis.

“MCU” means the medical cannabis unit established by the Israeli Ministry of Health and which is responsible for the regulation of cannabis for medical use and research purposes.

“New Cannabis CRM Platform” means the Company’s CRM software platform which is being developed specifically for the medical cannabis sector.

“New CRM Platform” means the Company’s next generation, cloud based version of its Benefit CRM Software which is currently under development.

“NI 41-101” means CSA National Instrument 41-101 – General Prospectus Requirements.

“NI 52-110” means CSA National Instrument 52-110 – Audit Committees.

“NI 58-101” means CSA National Instrument 58-101 – Disclosure of Corporate Governance Practices.

“NIS” means New Israeli Shekels.

“NP 58-201” means CSA National Policy 58-201 - Corporate Governance Guidelines.

“Pharmacy Licence” means a licence, granted by the MCU, to operate a pharmacy which dispenses medical cannabis in Israel.

“Principals” means collectively, each person who is a “principal” within the meaning ascribed thereto in NI 46-201.

“Propagation Licence” means a licence, granted by the MCU, to operate a medical cannabis propagation facility in Israel.

“Share Exchange Transaction” means the share exchange transaction completed pursuant to the terms of the Business Combination Agreement, whereby the BYND Israel Shareholders transferred 100% of their BYND Israel Shares to the Company, in exchange for the Consideration Shares.

“SMB” means small to medium sized business.

“Stock Option Plan” or the “Plan” means the stock option plan of the Company approved on May 29, 2023. See “Options and Other Rights to Purchase Securities”.

“Trust Declaration” means the trust declaration dated October 1, 2020 made by the Dalia Bzizinsky in favor of BYND Israel which provides inter alia that, Dalia Bzizinsky is holding her 26% ownership interest in BYBY as bare trustee for BYND Israel.

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BYND CANNASOFT ENTERPRISES INC.

Prospectus

_____________, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees.

Indemnification

Our articles of association provide that we may indemnify our directors, former directors, officers or former officers, any other person and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we may, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each of our directors and officers is deemed to have contracted with us on terms of the indemnity contained in our articles of association. In addition, the Registrant may indemnify any other person in accordance with the BCBCA.

We also have entered and intend to enter into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our articles of association. These agreements, among other things, to provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by such persons in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. We believe that these provisions in our articles of association and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

The above description of the limitation of liability and indemnification provisions of our articles of association of incorporation, our articles of association and our indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which will be filed as an exhibit to this registration statement to which this prospectus forms a part.

The limitation of liability and indemnification provisions in our articles of association may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of Common Shares being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act, against certain liabilities.

Item 7. Recent Sales of Unregistered Securities.

Set forth below are all of the sales of our securities since our incorporation in March 2021, which were not registered under the Securities Act. We believe that each of such issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 701 and/or Regulation S under the Securities Act.

On March 29, 2021, as part of the reverse takeover, we issued 18,015,883 common shares (94,820 common shares post reverse split) to the former shareholders of BYND Israel in exchange for all of the issued and outstanding shares of BYND Israel.

On May 5, 2021, we announced that we completed a non-brokered private placement financing wherein wet raised C$522,410 through the issuance of 435,337 common shares (2,291 common shares post reverse split) at a price of C$1.20 per share.

On July 5, 2021, we announced that we completed a non-brokered private placement financing wherein we raised C$1,840,000 through the issuance of 2,000,000 common shares (10,526 common shares post reverse split) at a price of C$0.92 per share.

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On August 16, 2021, 5,000 stock options (26 stock options post reverse split) were exercised to common shares and on September 21, 2021, 55,000 stock options (289 stock options post reverse split) were exercised to common shares for a total proceeds of C$49,200.

On October 4, 2021, we completed two non-brokered private placements financing wherein we raised C$2,500,000 through the issuance of 2,403,846 common shares (12,652 common shares post reverse split) at a price of C$1.04 per share as well as 400,000 non-transferable share purchase warrants (2,105 non-transferable share purchase warrants post reverse split) at an exercise price of C$1.30 per common share.

In connection with the second financing, we raised C$189,834 through the issuance of 94,917 common shares (500 common shares post reverse split) at a price of C$2.00 per share.

On October 14, 2021, we completed a non-brokered private placement financing wherein we raised C$400,000 through the issuance of 200,000 common shares (1,053 common shares post reverse split) at a price of C$2.00 per share.

On January 13, 2022, we completed a non-brokered private placement financing wherein we raised C$122,950 through the issuance of 40,983 common shares (216 common shares post reverse split) at a price of C$3.00 per share.

On May 3, 2022, 150,000 stock options (790 stock options post reverse split) were exercised to common shares for total proceeds of C$123,000.

On July 4, 2022 we issued 6,727 common shares (35 common shares post reverse split) following the vesting of RSU’s.

On September 20, 2022 140,000 stock options (737 stock options post reverse split) were exercised to common shares for a total proceeds of C$114,800.

On September 22, 2022, as part of the acquisition of Zigi Carmel, we issued 7,920,000 common shares (41,684 common shares post reverse split) to the former shareholder of Zigi Carmel in exchange for all of the issued and outstanding shares of Zigi Carmel.

On October 3, 2022, we issued 6,727 common shares (35 common shares post reverse split) to two directors following the vesting of RSU’s.

On October 5, 2022, we completed a non-brokered private placement financing wherein we raised C$616,570 through the issuance of 142,395 common shares (749 common shares post reverse split) at a price of C$4.33 per share.

On January 3, 2023, we issued 6,727 common shares (35 common shares post reverse split) to two directors following the vesting of RSU’s

On April 3, 2023, we issued 6,727 common shares (35 common shares post reverse split) to two directors following the vesting of RSU’s

On July 4, 2023, we issued 10,961 common shares (58 common shares post reverse split) to two directors following the vesting of RSU’s.

On October 23, 2023, we issued 24,869 common shares (131 common shares post reverse split) to two directors following the vesting of RSU’s.

On January 4, 2024, we issued 17,915 common shares (94 common shares post reverse split) to two directors following the vesting of RSU’s.

On April 5, 2024, we issued 95 common shares to two directors following the vesting of RSU’s.

On April 8, 2024, we issued 1,180,000 common shares to officers, directors and consultants following the vesting of RSU’s.

On April 9, 2024, we issued 100,000 common shares to a consultant following the vesting of RSU’s.

On May 27, 2024, pursuant to a release agreement Dated May 27, 2024, we issued 450,000 common shares in settlement of a dispute with the co-owner of a farm following our decision to suspend the construction of a cannabis farm on that property.

On June 14, 2024, we issued 1,238,525 common shares to three directors following the vesting of RSU’s.

On June 19, 2024, the Company issued 23,543 common shares to directors and consultants of the Company following the vesting of RSU’s.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits. See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness of the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date and underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement *

2.1	Certificate of Amalgamation (1)

2.2	Business Combination Agreement (1)

2.3	First Amendment to Business Combination Agreement (1)

2.4	Second Amendment to Business Combination Agreement (1)

3.1	Notice of Articles of the Company (1)

3.2	Amended and Restated Articles of the Company (2)

4.1	Form of Series A Warrant *

4.2	Form of Series B Warrant *

4.3	Form of Pre-funded Warrant *

5.1	Opinion of Owen Bird Law Corporation *

10.1	Consulting Agreement dated June 29, 2021, by and between the Company and Yiftah Ben Yaackov (1)

10.4	License Assignment dated November 24, 2019, between Dalia Bzizinsky and B.Y.B.Y Investments and Promotions Ltd. (1)

10.5	Lease dated May 1, 2020, between Dalia Bzizinsky and Cannasoft Pharma Ltd. (1)

10.6	Trust Declaration dated as of October 1, 2020 (1)

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10.8	Escrow Agreement dated March 29, 2021 among the Company, Computershare Investor Services and certain stockholders (1)

10.10	Stock Option Plan *

10.12	Share Purchase Agreement dated September 18, 2022, by and between the Company and Carmel Zigdon (3)

10.13	Shareholders Rights Plan dated January 24, 2024, by and between the Company and Computershare Investor Services Inc. (5)

10.14	Release Agreement dated May 27, 2024, by and between the Company and Dalia Bzizinsky (6)

16.1	Letter from Dale Matheson Carr -Hilton Labonte LLP (1)

16.2	Letter from BF Borgers CPA PC (4)

16.3	Letter from Reliant CPA PC (4)

21	List of subsidiaries of BYND Cannasoft Enterprises Inc. *

23.1	Consent of Reliant CPA PC. **

99.1	Authorization for Dealing in Controlled Substances Issued by the Ministry of Health dated October 12, 2020 (1)

99.2	Cultivation Farm license *

99.3	License to deal with a Controlled Substance without Contact Issued by the Ministry of Health, Israeli Medical Cannabis Agency dated February 5, 2023 (3)

107	Filing Fee Table *

*	Filed previously
**	Filed herewith

(1)	Incorporated by reference to the Company’s Form 20-F/A filed on May 18, 2022.
(2)	Incorporated by reference to the Company’s Form 6-K filed on February 12, 2024
(3)	Incorporated by reference to the Company’s Annual Report on Form 20-F filed on April 27, 2023
(4)	Incorporated by reference to the Company’s Form 6-K filed on January 17, 2023
(5)	Incorporated by reference to the Company’s Form 6-K filed on January 24, 2024
(6)	Incorporated by reference to Amendment No. 1 to the Company’s Form 20-F/A filed on July 1, 2024

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in British Columbia, Canada on this first day of July, 2024.

BYND CANNASOFT ENTERPRISES INC.

By:	/s/ Yftah Ben Yaackov
Yftah Ben Yaackov, Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yftah Ben Yaackov	Chief Executive Officer	July 1, 2024
Yftah Ben Yaackov	(Principal Executive Officer)

/s/ Gabi Kabazo	Chief Financial Officer and Director	July 1, 2024
Gabi Kabazo	(Principal Financial and Accounting Officer)

/s/ Marcel (Moti) Maram	Director	July 1, 2024
Marcel (Moti) Maram

/s/ Avner Tal	Director	July 1, 2024
Avner Tal

/s/ Stefania Szabo	Director	July 1, 2024
Stefania Szabo

/s/ Harold Wolkin	Director	July 1, 2024
Harold Wolkin

/s/ Niv Shirazi	Director	July 1, 2024
Niv Shirazi

/s/ Carmel Zigdon	Director	July 1, 2024
Carmel Zigdon

/s/ Mor Bzizinsky	Director	July 1, 2024
Mor Bzizinsky

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the registrant and has duly caused this Amendment No. 1 to Post-Effective Amendment to the Registration Statement on Form F-1 to be signed by the undersigned, thereunto duly authorized, on July 1, 2024.

Puglisi & Associates

Authorized U.S. Representative

/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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